Exhibit 99.1

ICHOR HOLDINGS, LTD. ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS

FREMONT, Calif., May 11, 2017—(BUSINESS WIRE)—Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid and gas delivery subsystems for semiconductor capital equipment, today announced financial results for the first quarter ended March 31, 2017 and guidance for the second quarter of 2017.

Highlights for the first quarter of 2017 and guidance for the second quarter of 2017 are as follows:

•	Revenue of $148.7 million, Ichor’s fourth consecutive record quarter
•	U.S. GAAP net income from continuing operations of $13.0 million and diluted earnings per share from continuing operations attributable to ordinary shareholders (“diluted EPS”) of $0.51
•	Non-GAAP adjusted net income from continuing operations of $14.6 million and non-GAAP adjusted diluted EPS of $0.57
•	Second quarter revenue guidance of $152–$162 million

“Ichor delivered its fifth consecutive quarter of growth, with revenue more than doubling over the same quarter a year ago,” said Tom Rohrs, CEO and Chairman. “At the same time, our nearly 10% adjusted net income percent and $0.57 adjusted diluted EPS again demonstrate our commitment to profitability and shareholder value creation.”

	Quarter Ended			Quarter Ended
	March 31, 2017	December 30, 2016	Change	March 31, 2017	March 25, 2016	Change
	(in thousands, except per share amounts and percentages)
U.S. GAAP Financial Results:
Net sales	$148,704	$131,408	+ 13%	$148,704	$73,287	+ 103%
Gross profit percent	16.1%	16.3%	- 20 bps	16.1%	16.3%	- 20 bps
Operating margin percent	9.2%	7.3%	+ 190 bps	9.2%	3.5%	+ 570 bps
Net income from continuing operations	$12,952	$7,991	+ 62%	$12,952	$1,832	+ 607%
Diluted EPS	$0.51	$0.39	n/m (1)	$0.51	$0.03	n/m (1)

	Quarter Ended			Quarter Ended
	March 31, 2017	December 30, 2016	Change	March 31, 2017	March 25, 2016	Change
	(in thousands, except per share amounts and percentages)
Non-GAAP Financial Results:
Net sales	$148,704	$131,408	+ 13%	$148,704	$73,287	+ 103%
Gross profit percent	16.2%	16.3%	- 10 bps	16.2%	16.3%	- 10 bps
Operating margin percent	10.5%	10.3%	+ 20 bps	10.5%	7.3%	+ 320 bps
Adjusted net income from continuing operations	$14,567	$11,839	+ 23%	$14,567	$4,545	+ 221%
Diluted EPS	$0.57	$0.49 (2)	+ 16%	$0.57	$0.19 (2)	+ 200%

(1)

Comparing first quarter 2017 diluted EPS to prior periods is not meaningful, as during 2016 (through our December 2016 IPO), EPS was calculated using the two‑class method, required for participating securities. See the table, Diluted Earnings per Share from Continuing Operations Attributable to Common Shareholders, attached to the end of this press release for a calculation of EPS under the two‑class method.

(2)

For the quarters ended December 30, 2016 and March 25, 2016, assumes the IPO shares sold, the conversion of preferred shares into ordinary shares, and vesting of restricted shares and options in connection with our December 2016 IPO occurred at the beginning of the measurement period, for comparability between current and prior periods. No adjustment is needed to diluted shares outstanding for the quarter ended March 31, 2017.

U.S. GAAP Financial Results Overview

For the first quarter, revenue was $148.7 million, net income from continuing operations was $13.0 million, and diluted EPS was $0.51. This compares to revenue of $131.4 million and $73.3 million, net income from continuing operations of $8.0 million and $1.8 million, and diluted EPS of $0.39 and $0.03, for the fourth and first quarters of 2016, respectively.

Non-GAAP Financial Results Overview

For the first quarter, non-GAAP adjusted net income from continuing operations was $14.6 million and non-GAAP adjusted diluted EPS was $0.57. This compares to non-GAAP adjusted net income from continuing operations of $11.8 million and $4.5 million, and non-GAAP adjusted diluted EPS of $0.49 and $0.19, for the fourth and first quarter of 2016, respectively.

Second Quarter 2017 Financial Outlook

For the second quarter of 2017, Ichor expects revenue to be in the range of $152 million to $162 million. We expect non-GAAP adjusted diluted EPS to be in the range of $0.57 to $0.63.

This outlook for non-GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets and share-based compensation expense, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

At March 31, 2017, Ichor had cash and restricted cash of $48.4 million, compared to cash and restricted cash of $52.6 million at December 30, 2016. The decrease in cash was primarily due to net cash used by operating activities of $11.7 million, partially offset by $7.3 million of proceeds from the exercise of the underwriters’ over-allotment option in January 2017 in connection with our December 2016 IPO. Our operating cash outflow of $11.7 million during the first quarter of 2017 was due to net income of $12.8 million and non-cash charges of $2.6 million, offset by an increase in net operating assets and liabilities of $27.1 million.

We use a 52 or 53 week fiscal year ending on the last Friday in December. The three months ended March 31, 2017 and March 25, 2016 were both 13 weeks. The three months ended December 30, 2016 was 14 weeks. References to the first quarter of 2017, fourth quarter of 2016, and first quarter of 2016 relate to the three months ended March 31, 2017, December 30, 2016, and March 25, 2016, respectively.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP adjusted net income from continuing operations and non-GAAP adjusted diluted EPS. Non-GAAP adjusted net income from continuing operations is defined as: net income from continuing operations; excluding amortization of intangible assets, share-based compensation expense, and other non-recurring expenses; tax adjustments related to those non-GAAP adjustments; and the tax benefit associated with the acquisition of Ajax. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income from continuing operations divided by adjusted diluted ordinary shares, which assumes the IPO shares sold, the conversion of preferred shares into ordinary shares, and vesting of restricted shares and options in connection with the IPO occurred at the beginning of the measurement period.

Management uses non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS to evaluate Ichor’s operating and financial results. Ichor believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view Ichor’s results from management’s perspective. A table presenting the reconciliation of non-GAAP results to U.S. GAAP results is included at the end of this press release.

Conference Call

Ichor will conduct a conference call to discuss its first quarter 2017 results and business outlook on May 11, 2017 at 1:30 p.m. PT.

To listen to the conference call via the Internet, please visit the investor relations section of Ichor’s Web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844‑395‑9251 (domestic) or 478‑219‑0504 (international), conference ID: 11540047.

A taped replay of the webcast will be available shortly after the call on Ichor’s website or by calling 855‑859‑2056 (domestic) or 404‑537‑3406 (international), conference ID: 11540047.

About Ichor

Ichor is a leader in the design, engineering and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment. Our primary offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as electroplating and cleaning. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. For more information, please visit Ichor’s website at: www.ichorsystems.com.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue and non-GAAP adjusted diluted EPS, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, and (10) dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in Ichor’s filings with the Securities and Exchange Commission, including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of Ichor’s Rule 424(b)(4) prospectus filed with the Securities and Exchange Commission on December 12, 2016. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law

Contact:

Maurice Carson, 510-897-5200

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	March 31, 2017	December 30, 2016
Assets
Current assets:
Cash	$46,610	$50,854
Restricted cash	1,794	1,794
Accounts receivable, net	49,062	26,401
Inventories	90,944	70,881
Prepaid expenses and other current assets	8,567	7,061
Current assets from discontinued operations	106	99
Total current assets	197,083	157,090
Property and equipment, net	13,935	12,018
Other noncurrent assets	1,385	3,574
Deferred tax assets	633	570
Intangible assets, net	30,351	32,146
Goodwill	77,071	77,093
Total assets	$320,458	$282,491
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$106,899	$88,531
Accrued liabilities	4,478	6,554
Other current liabilities	6,631	5,421
Current liabilities from discontinued operations	380	564
Total current liabilities	118,388	101,070
Long-term debt, net of current portion	38,076	37,944
Deferred tax liabilities	511	606
Other non-current liabilities	1,333	1,173
Non-current liabilities from discontinued operations	30	39
Total liabilities	158,338	140,832
Shareholders’ equity
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 24,770,889 and 23,857,381 shares issued and outstanding, respectively)	2	2
Additional paid in capital	203,670	196,049
Accumulated deficit	(41,552)	(54,392)
Total shareholders’ equity	162,120	141,659
Total liabilities and shareholders’ equity	$320,458	$282,491

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31, 2017	December 30, 2016	March 25, 2016
Net sales	$148,704	$131,408	$73,287
Cost of sales	124,689	110,003	61,362
Gross profit	24,015	21,405	11,925
Operating expenses:
Research and development	1,744	2,154	1,375
Selling, general, and administrative	6,858	7,797	6,364
Amortization of intangible assets	1,795	1,805	1,603
Total operating expenses	10,397	11,756	9,342
Operating income	13,618	9,649	2,583
Interest expense, net	690	1,125	902
Other income, net	(549)	(245)	(387)
Income from continuing operations before income taxes	13,477	8,769	2,068
Income tax expense from continuing operations	525	778	236
Net income from continuing operations	12,952	7,991	1,832
Discontinued operations:
Loss from discontinued operations before taxes	(111)	(64)	(1,724)
Income tax expense from discontinued operations	1	14	1
Net loss from discontinued operations	(112)	(78)	(1,725)
Net income	12,840	7,913	107
Less: Undistributed earnings attributable to preferred shareholders	—	(5,666)	(107)
Net income attributable to ordinary shareholders	$12,840	$2,247	$—
Net income per share from continuing operations attributable to ordinary shareholders:
Basic	$0.53	$0.42	$0.11
Diluted	$0.51	$0.39	$0.03
Net income per share attributable to ordinary shareholders:
Basic	$0.52	$0.41	$—
Diluted	$0.50	$0.38	$—
Shares used to compute net income from continuing operations per share attributable to ordinary shareholders:
Basic	24,654,415	5,452,088	65,673
Diluted	25,640,089	5,870,331	249,889
Shares used to compute net income per share attributable to ordinary shareholders:
Basic	24,654,415	5,452,088	65,673
Diluted	25,640,089	5,870,331	65,673

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2017	March 25, 2016
Cash flows from operating activities:
Net income	$12,840	$107
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,485	2,142
Gain on sale of investments and settlement of note receivable	(241)	—
Share-based compensation	344	417
Deferred income taxes	(75)	(68)
Amortization of debt issuance costs	132	132
Changes in operating assets and liabilities, net of assets acquired:
Accounts receivable, net	(22,661)	(6,861)
Inventories	(20,063)	(15,998)
Prepaid expenses and other assets	(1,505)	(962)
Accounts payable	17,904	10,162
Accrued liabilities	(2,202)	860
Other liabilities	1,365	4,346
Net cash used in operating activities	(11,677)	(5,723)
Cash flows from investing activities:
Capital expenditures	(2,274)	(282)
Proceeds from sale of intangible assets	—	230
Proceeds from sale of investments and settlement note receivable	2,430	—
Net cash provided by (used in) investing activities	156	(52)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	7,277	—
Borrowings under revolving commitment	—	3,000
Repayments on long-term debt	—	(1,138)
Net cash provided by financing activities	7,277	1,862
Net decrease in cash	(4,244)	(3,913)
Cash and restricted cash at beginning of year	52,648	24,188
Cash and restricted cash at end of period	$48,404	$20,275
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,409	$780
Cash paid during the period for taxes	$14	$48
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$1,585	$124

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income from Continuing Operations to Non-GAAP Adjusted Net Income from Continuing Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31, 2017	December 30, 2016	March 25, 2016
	(in thousands, except share and per share amounts)
Net income from continuing operations	$12,952	$7,991	$1,832
Non-GAAP adjustments:
Amortization of intangible assets	1,795	1,805	1,603
Share-based compensation (1)	344	1,872	417
Other non-recurring (income) expenses	(500)	235	713
Tax adjustments related to non-GAAP adjustments	(24)	(64)	(20)
Tax benefit related to Ajax acquisition	—	—	—
Non-GAAP adjusted net income from continuing operations	$14,567	$11,839	$4,545
Non-GAAP adjusted diluted EPS (2)	$0.57	$0.49	$0.19
Shares used to compute diluted EPS (3)	25,640,089	24,172,826	24,002,128

(1)

Of the total share-based compensation expense non-GAAP adjustment, $8, $8, and $5 is included in cost of sales for the quarters ended March 31, 2017, December 30, 2016, and March 25, 2016, respectively, and $336, $1,864, and $412 is included in operating expenses for the quarters ended March 31, 2017, December 30, 2016, and March 25, 2016, respectively.

(2)	Calculated by dividing non-GAAP adjusted net income from continuing operations by diluted shares outstanding.
(3)

For the quarters ended December 30, 2016 and March 25, 2016, assumes the IPO shares sold, the conversion of preferred shares into ordinary shares, and vesting of restricted shares and options in connection with our December 2016 IPO occurred at the beginning of the measurement period, for comparability between current and prior periods. No adjustment is needed to diluted shares outstanding for the quarter ended March 31, 2017.

ICHOR HOLDINGS, LTD.

U.S. GAAP and Non-GAAP Summary Consolidated Statements of Operations

(in thousands)

(unaudited)

	Quarter Ended		Quarter Ended		Quarter Ended
	March 31, 2017		December 30, 2016		March 25, 2016
	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP
Net sales	$148,704	$148,704	$131,408	$131,408	$73,287	$73,287
Cost of sales (1)	124,689	124,681	110,003	109,995	61,362	61,357
Gross profit	24,015	24,023	21,405	21,413	11,925	11,930
Operating expenses (1)	10,397	8,462	11,756	7,852	9,342	6,614
Operating income	13,618	15,561	9,649	13,561	2,583	5,316
Interest expense	690	690	1,125	1,125	902	902
Other income, net	(549)	(245)	(245)	(245)	(387)	(387)
Income from continuing operations before income taxes	13,477	15,116	8,769	12,681	2,068	4,801
Income tax expense from continuing operations	525	549	778	842	236	256
Net income from continuing operations	$12,952	$14,567	$7,991	$11,839	$1,832	$4,545

(1)

Of the total share-based compensation expense non-GAAP adjustment, $8, $8, and $5 is included in cost of sales for the quarters ended March 31, 2017, December 30, 2016, and March 25, 2016, respectively, and $336, $1,864, and $412 is included in operating expenses for the quarters ended March 31, 2017, December 30, 2016, and March 25, 2016, respectively.

The following table calculates diluted EPS from continuing operations attributable to ordinary shareholders using the two class method, required for participating securities, as Ichor had two classes of stock during 2016 and 2015. Beginning in the first quarter of 2017, Ichor no longer uses the two class method, as there is only one class of stock outstanding subsequent to our December IPO. All preferred shares were converted into ordinary shares in connection with our December IPO.

ICHOR HOLDINGS, LTD.

Diluted Earnings per Share from Continuing Operations Attributable to Common Shareholders

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31, 2017	December 30, 2016	March 25, 2016
Net income from continuing operations	$12,952	$7,991	$1,832
Undistributed earnings attributed to preferred shareholders	—	(5,721)	(1,825)
Net income from continuing operations, attributable to ordinary shareholders (1)	$12,952	$2,270	$7
Net income per diluted share from continuing operations attributable to ordinary shareholders	$0.51	$0.39	$0.03
Diluted shares used to compute net income from continuing operations per share attributable to ordinary shareholders	25,640,089	5,870,331	249,889

(1)

Under the two-class method, net income attributable to ordinary shareholders after deduction of preferred share dividends, if any, is determined by allocating undistributed earnings between the ordinary shares and the participating securities based on their respective rights to receive dividends. Basic net income per share attributable to ordinary shareholders is computed by dividing net income attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. All participating securities are excluded from basic weighted-average ordinary shares outstanding. Diluted net income per share attributable to ordinary shareholders is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding, including all potentially dilutive ordinary shares, if the effect of each class of potential shares of ordinary shares is dilutive.

For purposes of calculating EPS under the two-class method, an accounting policy election has been made to treat each income statement line item (net income from continuing operations, net income from discontinued operations, and net income) as an independent calculation and only allocate earnings to participating securities for those line items for which income is reported, as the participating securities do not have a contractual obligation to participate in losses. There is therefore no allocation of losses to participating securities for those line items for which a loss is reported. Under this method, the sum of the individual EPS income statement line items will not reconcile to the total net income per share.